EXHIBIT 16.1



[ERNST & YOUNG LLP LETTERHEAD]






December 17, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

     We have read Item 4 of Form 8-K dated December 17, 2001, of National Wine & Spirits, Inc. and are in agreement with the statements contained in the second, third, and fourth paragraphs of page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                    /s/ Ernst & Young LLP